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                                                                    Exhibit 3-65
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6/5/81-sb


                          CERTIFICATE OF INCORPORATION

                                       OF
                      DOVER  HEALTH CARE ASSOCIATES, INC.


   FIRST: The name of the corporation is Dover Health Care Associates, Inc.

   SECOND: The address of the corporation's registered office in the State of Delaware is 1220 King Street, Wilmington, New Castle County, Delaware 19801. The name of the corporation's registered agent at such address is William A. Bundesen, IT.

   THIRD: The nature of the business or purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 100 shares of commnon stock of no par value.

   FIFTH: The name and mailing address of the Incorporator is as follows:

   Name                                            Mailing Address
   Sharon A. Harvath                               327 South State Street
                                                   Dover, Delaware 19901


   SIXTH: The powers of the Incorporator are to terminate upon the filing of this Certificate of Incorporation. The name and mailing address of each person, who is to serve as a director of the corporation, until the first annual meeting of stockholders or until his successor is elected and qualify is as follows:

   Name                                            Mailing Address
                                                   R. D. 1, Box 387
   Jim Largent                                     Ottsville, PA 18942

   named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this Certificate, hereby declaring and certifying that this is her act and deed and the facts stated herein are true and accordingly she has hereunto set her hand this 5th day of June, 1981.

   WITNESS:

            /s/ [graphic of signature            /s/ Sharon A. Harvath

   _____________________________________        _____________________________
                                                Sharon A. Harvath

                                                                 FILED
                                                             DEC 24 1995 10AM
                                                      /s/ [graphic of signature]
                                                           SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       of
                          CERTIFICATE OF INCORPORATION


   DOVER HEALTH CARE ASSOCIATES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

   FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Dover Health Care Associates, Inc., be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

          "The total number of shares of stock which the corporation shall have authority to issue is 1000 shares of common stock of no par value.

          "Upon effectivenss of this Amendment, the shares of the corporation's common stock, no par value, that are issued and outstanding immediately prior thereto (the "Old Stock") shall, ipso facto and without any action on the part of holders of shares of Old Stock, be changed, converted and reclassified into newly issued shares of the corporation's common stock, no par value, (the
          "Split Stock"), on the basis of twenty-eight (28) shares of Old Stock for one (1) share of Split
          Stock.

          "Each holder of certificates representing shares or Old Stock shall deliver and surrender forthwith all of such certificates to the corporation for cancellation, and shall receive, upon such delivery, surrender and cancellation, or as soon thereafter as is practicable, in place thereof a certificate or certificates for shares of Split Stock at the rate of one (1) shares thereof for each unit of twenty-eight (28) shares of Old Stock; provided, however, that in the case of each holder of Old Stock issued and outstanding who is solely entitled to no more than a fractional share of Split Stock, each such holder shall receive, upon delivery of the certificate or certificates representing his shares of Old Stock, cash for his shares of Old Stock at the rate of One Hundred Dollars ($100.00) per share of Old Stock and no other consideration whatsoever; in other words, any holder of Old Stock owning less than twenty-eight (28) shares of Old Stock at the taking effect of this amendment of Article Fourth shall receive cash for his shares of Old Stock at the aforesaid amount per share and shall not receive any shares of Split Stock or any other consideration whatsoever; provided, further, that any holder of Old Stock owning more than twenty- eight (28) shares of Old Stock, but whose total number of shares of Old Stock is not evenly divisible by twenty-eight
          (28), shall receive that number of whole shares of Split Stock to which such holder is entitled by reason of the foregoing provisions and shall receive cash at the aforesaid amount per share for each remaining share of Old Stock. Until delivered and surrendered as provided herein, certificates representing shares of Old Stock shall be treated as representing shares of Split Stock or the right to receive cash, as the case may be, for all corporate purposes. Fractional shares of Split Stock shall be deemed cancelled as of the effectiveness of this Amendment."

    SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of The General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of The General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

    THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, said Dover Health Care Associates, Inc. has caused this Certificate to be signed by Joseph Anton Williamson, Russell W. Twigg and Gregory M. Stevens, its President/Vice President Chairman of the Board of Directors and attested by Gregory M. Stevens, its Assistant Secretary, this 17th day of December, 1985.

   WITNESS:                               DOVER HEALTH CARE ASSOCIATES, INC.

      /s/ [graphic of signature]             /s/ [graphic of signature]


_____________________________________ by:_____________________________________
   Assistant Secretary                     Chairman of the Board of Directors

                                   8701420093

                                                      FILED
                                                 MAY 22 1987 10AM
                                            /s/ [graphic of signature]
                                                SECRETARY OF STATE


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND
                               REGISTERED OFFICE

                                     *****

   DOYER HEALTH CARE ASSOCIATES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   The present registered agent of the corporation is Michael R, Walter and the present registered office of the corporation is in the county of Kent.

   The Board of Directors of DOVER HEALTH CARE ASSOCIATES, INC. adopted the following resolution on the 8th day of May 1987.

   Resolved, that the registered office of DOVER HEALTH CARE ASSOCIATES, INC. in the state of Delaware be and it hereby as changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, DOVER HEALTH CARE ASSOCIATES, INC. caused this statement to be signed by /s/graphic its___________ President and attested by /s/graphic its Asst. Secretary this 8th day of May, 1987.

                                            By: /s/ [graphic of signature]
                                            _________________________

                                              ____________President

   ATTEST:

   By: /s/ [graphic of signature]
      __________________________

      Assst. Secretary

      __________


(DEL 264-7/30/84)

                                   727204009

                                                       FILED JUL 23 1987 10AM
                                                    /s/ [graphic of signature]
                                                         SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT

                                       OF
                       DOVER HEALTH CARE ASSOCIATES, INC.


   The undersigned, Richard R. Howard and Elaine F. Covelesky, being the President and Assistant Secretary, respectively, of Dover health Care Associates, Inc., a Delaware corporation, do hereby certify that:

   1. The Certificate of incorporation of this Corporation was filed with the Department of State of the State of Delaware on June 5, 1981.

   2. The Certificate of Incorporation is hereby amended by adding the following paragraph Ninth to read in its entirety as follows:

      Ninth. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

   3. The foregoing amendment was authorized by a joint unanimous written consent of the Board of Directors of the Corporation and all of the stockholders of the Cororation entitled to vote, dated February 13, 1987.

   IN WITNESS WHEREOF, we have signed this Certificate of Amendment and caused the seal of the Corporation to be affixed hereto, this 30th day of June, 1987.

                                            /s/ Richard R. Howard

                                            ____________________________

                                            Richard R. Howard, President

                                            /s/ Elaine P. Covelesky

                                            ____________________________

                                      ATTEST: Elaine P. Covelesky, Assistant
                                              Secretary

[Seal]

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